Exhibit 99.1

FOR IMMEDIATE RELEASE:
January 20, 2022

M&T BANK CORPORATION ANNOUNCES FOURTH QUARTER AND FULL-YEAR RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the full year and quarter ended December 31, 2021.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.37 in the fourth quarter of 2021, compared with $3.52 in the year-earlier quarter and $3.69 in the third quarter of 2021. GAAP-basis net income was $458 million in the recent quarter, $471 million in the fourth quarter of 2020 and $495 million in the third 2021 quarter. GAAP-basis net income for the fourth quarter of 2021 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.15% and 10.91%, respectively, compared with 1.30% and 12.07%, respectively, in the similar 2020 period and 1.28% and 12.16%, respectively, in the third quarter of 2021. Included in noninterest expenses in the recent quarter were merger-related expenses associated with M&T’s proposed acquisition of People’s United Financial, Inc. of $21 million ($16 million after-tax effect, or $.12 of diluted earnings per common share), compared with $9 million ($7 million after-tax effect, or $.05 of diluted earnings per common share) in the third quarter of 2021.  There were no merger-related expenses in the fourth quarter of 2020.

Darren J. King, Executive Vice President and Chief Financial Officer, commented on M&T’s results, “Despite last year’s challenging environment, M&T realized significant increases in both diluted earnings per share and net income. These results reflect our prudent credit underwriting, improved economic conditions and growth in noninterest income. Our capital position remains very strong. During the year we saw our Common Equity Tier 1 ratio increase to 11.4% from 10.0% at the end of 2020. Looking forward, we stand ready to complete our acquisition of People’s United and to strategically deploy our excess liquidity and capital as we manage through a likely period of rising interest rates and elevated inflation.”

Earnings Highlights

				Change 4Q21 vs.
($ in millions, except per share data)	4Q21	4Q20	3Q21	4Q20	3Q21

Net income	$458	$471	$495	-3%	-8%
Net income available to common shareholders ̶ diluted	$434	$452	$476	-4%	-9%
Diluted earnings per common share	$3.37	$3.52	$3.69	-4%	-9%
Annualized return on average assets	1.15%	1.30%	1.28%
Annualized return on average common equity	10.91%	12.07%	12.16%

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For the year ended December 31, 2021 diluted earnings per common share were $13.80, up 39% from $9.94 in 2020. GAAP-basis net income in 2021 totaled $1.86 billion, improved significantly from $1.35 billion in 2020.  Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in 2021 was 1.22% and 11.54%, respectively, and 1.00% and 8.72%, respectively, in 2020. Merger-related expenses in 2021 were $44 million ($34 million after-tax effect, or $.25 of diluted earnings per common share).  There were no merger-related expenses in 2020.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expenses are presented in the tables that accompany this release. Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.50 in the final quarter of 2021, compared with $3.54 in the fourth quarter of 2020 and $3.76 in the third quarter of 2021. Net operating income aggregated $475 million in the recent quarter, $473 million in the fourth quarter of 2020 and $504 million in 2021’s third quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the fourth quarter of 2021 was 1.23% and 15.98%, respectively, 1.35% and 17.53%, respectively, in the similar quarter of 2020 and 1.34% and 17.54%, respectively, in the third quarter of 2021.

Diluted net operating earnings per common share for the years ended December 31, 2021 and 2020 were $14.11 and $10.02, respectively. Net operating income in 2021 was $1.90 billion, compared with $1.36 billion in 2020. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.28% and 16.80%, respectively, in 2021 and 1.04% and 12.79%, respectively, in 2020.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $937 million in the recent quarter, down from $993 million in the fourth quarter of 2020 and $971 million in the third quarter of 2021. The decrease compared with the earlier quarters reflects lower outstanding average loan balances and a reduced net interest margin. Average loans outstanding and the net interest margin were $93.3 billion and 2.58%, respectively, in the recent quarter, compared with $98.7 billion and 3.00%, respectively, in the year earlier quarter and $95.3 billion and 2.74%, respectively, in the third quarter of 2021. Outstanding loans under the Paycheck Protection Program (“PPP”) averaged $1.65 billion in 2021’s fourth quarter, compared with $6.18 billion in the fourth quarter of 2020 and $3.26 billion in the third quarter of 2021. Interest

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income from PPP loans, including recognition of fees associated with repaid loans, was $41 million in the recent quarter, compared with $73 million in the fourth quarter of 2020 and $71 million in the third quarter of 2021. Taxable equivalent net interest income for the full year of 2021 was $3.84 billion and in 2020 was $3.88 billion. Average loans outstanding were $96.6 billion in each of 2021 and 2020, but the net interest margin declined to 2.76% in 2021 from 3.16% in 2020.

Taxable-equivalent Net Interest Income

				Change 4Q21 vs.
($ in millions)	4Q21	4Q20	3Q21	4Q20	3Q21

Average earning assets	$144,420	$131,916	$140,420	9%	3%
Net interest income ̶ taxable-equivalent	$937	$993	$971	-6%	-3%
Net interest margin	2.58%	3.00%	2.74%

Provision for Credit Losses/Asset Quality.  Reflecting improvements in economic conditions and the credit environment, recaptures of the provision for credit losses of $15 million and $20 million were recorded in the fourth and third quarters of 2021, respectively, compared with a provision of $75 million in the fourth quarter of 2020. A recapture of $75 million was recorded for the year ended December 31, 2021, compared with $800 million of provision for credit losses in 2020. Net loan charge-offs were $31 million during the recent quarter, compared with $97 million in the final quarter of 2020 and $40 million in the third quarter of 2021. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .13% and .39% in the fourth quarters of 2021 and 2020, respectively, and .17% in the third quarter of 2021. Net loan charge-offs during all of 2021 and 2020 aggregated $192 million and $247 million, respectively, representing .20% and .26%, respectively, of average loans outstanding.

Loans classified as nonaccrual totaled $2.06 billion at December 31, 2021, up from $1.89 billion at December 31, 2020, but down from $2.24 billion at September 30, 2021. As a percentage of loans outstanding, nonaccrual loans were 2.22%, 1.92% and 2.40% at December 31, 2021, December 31, 2020 and September 30, 2021, respectively. Assets taken in foreclosure of defaulted loans were $24 million at December 31, 2021, $35 million a year earlier and $25 million at September 30, 2021.

Allowance for Credit Losses.  M&T regularly performs comprehensive analyses of its loan portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.47 billion or 1.58% of loans outstanding at December 31, 2021, compared with $1.74 billion or 1.76% at December 31, 2020 and $1.52 billion or 1.62% at September 30, 2021. The allowance at December 31, 2021, December 31, 2020, and September 30, 2021 represented 1.60%, 1.86%, and 1.66%, respectively, of total loans on those dates, excluding outstanding balances of PPP loans.

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Asset Quality Metrics
				Change 4Q21 vs.
($ in millions)	4Q21	4Q20	3Q21	4Q20	3Q21

At end of quarter
Nonaccrual loans	$2,060	$1,893	$2,242	9%	-8%
Real estate and other foreclosed assets	$24	$35	$25	-31%	-4%
Total nonperforming assets	$2,084	$1,928	$2,267	8%	-8%
Accruing loans past due 90 days or more (1)	$963	$859	$1,026	12%	-6%
Nonaccrual loans as % of loans outstanding	2.22%	1.92%	2.40%

Allowance for credit losses	$1,469	$1,736	$1,515	-15%	-3%
Allowance for credit losses as % of loans outstanding	1.58%	1.76%	1.62%

For the period
Provision for credit losses	$(15)	$75	$(20)	-120%	-25%
Net charge-offs	$31	$97	$40	-68%	-23%
Net charge-offs as % of average loans (annualized)	.13%	.39%	.17%

(1)	Predominantly government-guaranteed residential real estate loans.

Noninterest Income and Expense.  Noninterest income was $579 million in the fourth quarter of 2021, compared with $551 million in the year-earlier quarter and $569 million in the third quarter of 2021. As compared with the final quarter of 2020, the increased level of noninterest income in the recent quarter resulted largely from higher trust income, service charges on deposit accounts and brokerage services income. The final quarter of 2021 and 2020 each reflected a $30 million distribution from Bayview Lending Group LLC (“BLG”). Compared with the third quarter of 2021, higher noninterest income in the recent quarter reflected the distribution from BLG and increased trust income, offset by lower mortgage banking revenues that reflect M&T’s decision to retain recently originated mortgage loans in portfolio rather than sell such loans. No distributions from BLG were received in the third quarter of 2021.

Noninterest Income

				Change 4Q21 vs.
($ in millions)	4Q21	4Q20	3Q21	4Q20	3Q21

Mortgage banking revenues	$139	$140	$160	-1%	-13%
Service charges on deposit accounts	105	96	105	10%	—
Trust income	169	151	157	12%	8%
Brokerage services income	19	12	20	55%	-8%
Trading account and foreign exchange gains	6	7	6	-16%	8%
Gain (loss) on bank investment securities	2	2	—	-12%	—
Other revenues from operations	139	143	121	-3%	15%
Total	$579	$551	$569	5%	2%

Noninterest income rose to $2.17 billion in 2021 from $2.09 billion in 2020.  The increase resulted from a $43 million, or 7%, increase in trust income and higher service charges on deposit accounts and brokerage services income, partially offset by lower trading account and foreign exchange gains.

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Noninterest expense totaled $928 million in the fourth quarter of 2021, compared with $845 million in the corresponding quarter of 2020 and $899 million in the third quarter of 2021.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $904 million in the recent quarter, $842 million in the fourth quarter of 2020 and $888 million in 2021’s third quarter. Factors contributing to the increase in noninterest operating expenses in the recent quarter as compared with the year-earlier quarter were higher costs for salaries and employee benefits (including increased incentive compensation expenses), outside data processing and software, and professional services. As compared with the third quarter of 2021, the greater level of noninterest operating expenses in the recent quarter resulted largely from seasonally higher advertising and marketing costs, increased salaries and employee benefits, and a rise in outside data processing and software.

Noninterest Expense

				Change 4Q21 vs.
($ in millions)	4Q21	4Q20	3Q21	4Q20	3Q21

Salaries and employee benefits	$515	$476	$510	8%	1%
Equipment and net occupancy	83	84	81	-2%	2%
Outside data processing and software	79	68	73	16%	8%
FDIC assessments	19	15	19	24%	—
Advertising and marketing	21	18	15	19%	40%
Printing, postage and supplies	8	9	8	-2%	3%
Amortization of core deposit and other intangible assets	2	3	3	-38%	-29%
Other costs of operations	201	172	190	17%	5%
Total	$928	$845	$899	10%	3%

For the year ended December 31, 2021, noninterest expense was $3.61 billion compared with $3.39 billion in 2020. Noninterest operating expenses aggregated $3.56 billion in 2021 and $3.37 billion in 2020. As compared with the prior year, salaries and employee benefits (predominantly incentive compensation expenses), outside data processing and software, and professional services were higher in 2021.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 59.7% in the fourth quarter of 2021, 54.6% in the year-earlier quarter and 57.7% in the third quarter of 2021. The efficiency ratio for the full year 2021 was 59.0%, compared with 56.3% in 2020.

Balance Sheet.  M&T had total assets of $155.1 billion at December 31, 2021, compared with $142.6 billion and $151.9 billion at December 31, 2020 and September 30, 2021, respectively. Loans and leases, net of unearned discount, were $92.9 billion at December 31, 2021, compared with $98.5 billion at December 31, 2020 and $93.6 billion at September 30, 2021. The lower level of loans and leases at the recent quarter-end as compared with December 31, 2020 reflects a $4.1 billion decline in commercial loans resulting from reduced

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balances of PPP loans outstanding. PPP loans totaled $1.2 billion at December 31, 2021, compared with $5.4 billion at December 31, 2020 and $2.2 billion at September 30, 2021. Total deposits were $131.5 billion at the recent quarter-end, $119.8 billion at December 31, 2020 and $128.7 billion at September 30, 2021. The higher amount of deposits at the two most recent quarter-ends as compared with December 31, 2020 resulted from increased non-interest bearing deposits.

Total shareholders' equity was $17.9 billion, or 11.54% of total assets at December 31, 2021, $16.2 billion, or 11.35% at December 31, 2020 and $17.5 billion, or 11.54% at September 30, 2021. Common shareholders' equity was $16.2 billion, or $125.51 per share, at December 31, 2021, compared with $14.9 billion, or $116.39 per share, a year-earlier and $15.8 billion, or $122.60 per share, at September 30, 2021. Tangible equity per common share was $89.80 at December 31, 2021, $80.52 at December 31, 2020 and $86.88 at September 30, 2021. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 11.4% at December 31, 2021, up from 11.1% three months earlier and 10.0% at December 31, 2020.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss fourth quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (866) 518-6930. International participants, using any applicable international calling codes, may dial (203) 518-9797. Callers should reference M&T Bank Corporation or the conference ID #MTBQ421. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday January 27, 2022 by calling (800) 934-2127, or (402) 220-1139 for international participants. No conference ID is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T.  M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Who We Are.  We are a bank for communities – bringing the capabilities of a large bank with the care of a locally focused institution. Our purpose is to make a difference in people’s lives serving all our stakeholders. The keys to our approach are characterized by responsible lending based on the advantages of local knowledge and scale, and our long history of being prudent stewards of our shareholders’ capital.

In October 2021 M&T announced its Community Growth Plan, to provide $43 billion in loans, investments, and other financial support to create greater economic opportunity for low-to-moderate income families and neighborhoods, as well as people and communities of color. The bank's five-year Community Growth Plan has

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been developed in collaboration with the National Community Reinvestment Coalition in conjunction with M&T's proposed acquisition of People's United Financial Inc. and will become operational shortly after closing of the transaction.

In keeping with its community-focused approach to banking, M&T announced an expansion of the services it provides to communities with high concentrations of ethnic and racial diversity by designating an additional 99 bank branches as multicultural centers, bringing the total to 118 such centers. Located in cities across the Northeast and Mid-Atlantic, the centers will offer banking and other financial services in customers’ preferred languages and employ bankers from the community who understand the cultural nuances of the individuals and neighborhoods they serve.

Forward-Looking Statements.  This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC.  Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

Statements regarding the potential effects of the COVID-19 pandemic on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and M&T.

Also as described further below, statements regarding M&T’s expectations or predictions regarding the proposed transaction between M&T and People’s United Financial, Inc. (“People’s United”) are forward-looking statements, including statements regarding the expected timing, completion and effects of the proposed transaction as well as M&T’s and People’s United’s expected financial results, prospects, targets, goals and outlook.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future factors include risks, predictions and uncertainties relating to the impact of the People’s United transaction (as described in the next paragraph); the impact of the COVID-19 pandemic; changes in interest

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rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation or regulations affecting the financial services industry and/or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

In addition, future factors related to the proposed transaction between M&T and People’s United include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between M&T and People’s United; the outcome of any legal proceedings that may be instituted against M&T or People’s United; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T and People’s United do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; M&T’s and People’s United’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the business, economic and political conditions in

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the markets in which the parties operate; and other factors that may affect future results of M&T and People’s United.

Future factors related to the proposed transaction also include risks, such as, among others: that the proposed combination and its announcement could have an adverse effect on either or both parties’ ability to retain customers and retain or hire key personnel and maintain relationships with customers; that the proposed combination may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; and that revenues following the proposed combination may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transactions; as well as the unforeseen risks relating to liabilities of M&T or People’s United that may exist, and uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on People’s United, M&T and the proposed combination.

These are representative of the future factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.

M&T provides further detail regarding these risks and uncertainties in its 2020 Form 10-K, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

INVESTOR CONTACT:	Brian Klock Donald MacLeod
(716) 842-5138

MEDIA CONTACT:	Maya Dillon
(646) 735-1958

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Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Amounts in thousands, except per share	2021	2020	Change	2021	2020	Change
Performance
Net income	$457,968	471,140	-3%	$1,858,746	1,353,152	37%
Net income available to common shareholders	434,171	451,869	-4%	1,776,987	1,279,068	39%
Per common share:
Basic earnings	$3.37	3.52	-4%	$13.81	9.94	39%
Diluted earnings	3.37	3.52	-4%	13.80	9.94	39%
Cash dividends	$1.20	1.10	9%	$4.50	4.40	2%
Common shares outstanding:
Average - diluted (1)	128,888	128,379	—	128,812	128,704	—
Period end (2)	128,705	128,333	—	128,705	128,333	—
Return on (annualized):
Average total assets	1.15%	1.30%		1.22%	1.00%
Average common shareholders' equity	10.91%	12.07%		11.54%	8.72%
Taxable-equivalent net interest income	$937,356	993,252	-6%	$3,839,509	3,883,605	-1%
Yield on average earning assets	2.64%	3.15%		2.84%	3.43%
Cost of interest-bearing liabilities	.12%	.25%		.14%	.43%
Net interest spread	2.52%	2.90%		2.70%	3.00%
Contribution of interest-free funds	.06%	.10%		.06%	.16%
Net interest margin	2.58%	3.00%		2.76%	3.16%
Net charge-offs to average total net loans (annualized)	.13%	.39%		.20%	.26%
Net operating results (3)
Net operating income	$475,477	473,453	—	$1,899,838	1,364,145	39%
Diluted net operating earnings per common share	3.50	3.54	-1%	14.11	10.02	41%
Return on (annualized):
Average tangible assets	1.23%	1.35%		1.28%	1.04%
Average tangible common equity	15.98%	17.53%		16.80%	12.79%
Efficiency ratio	59.7%	54.6%		59.0%	56.3%

	At December 31
Loan quality	2021	2020	Change
Nonaccrual loans	$2,060,083	1,893,299	9%
Real estate and other foreclosed assets	23,901	34,668	-31%
Total nonperforming assets	$2,083,984	1,927,967	8%
Accruing loans past due 90 days or more (4)	$963,399	859,208	12%
Government guaranteed loans included in totals above:
Nonaccrual loans	$51,429	48,820	5%
Accruing loans past due 90 days or more	927,788	798,121	16%
Renegotiated loans	$230,408	238,994	-4%
Nonaccrual loans to total net loans	2.22%	1.92%
Allowance for credit losses to total loans	1.58%	1.76%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Predominantly residential real estate loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Amounts in thousands, except per share	2021	2021	2021	2021	2020
Performance
Net income	$457,968	495,460	458,069	447,249	471,140
Net income available to common shareholders	434,171	475,961	438,759	428,093	451,869
Per common share:
Basic earnings	$3.37	3.70	3.41	3.33	3.52
Diluted earnings	3.37	3.69	3.41	3.33	3.52
Cash dividends	$1.20	1.10	1.10	1.10	1.10
Common shares outstanding:
Average - diluted (1)	128,888	128,844	128,842	128,669	128,379
Period end (2)	128,705	128,699	128,686	128,658	128,333
Return on (annualized):
Average total assets	1.15%	1.28%	1.22%	1.22%	1.30%
Average common shareholders' equity	10.91%	12.16%	11.55%	11.57%	12.07%
Taxable-equivalent net interest income	$937,356	970,953	946,072	985,128	993,252
Yield on average earning assets	2.64%	2.82%	2.85%	3.08%	3.15%
Cost of interest-bearing liabilities	.12%	.14%	.14%	.18%	.25%
Net interest spread	2.52%	2.68%	2.71%	2.90%	2.90%
Contribution of interest-free funds	.06%	.06%	.06%	.07%	.10%
Net interest margin	2.58%	2.74%	2.77%	2.97%	3.00%
Net charge-offs to average total net loans (annualized)	.13%	.17%	.19%	.31%	.39%
Net operating results (3)
Net operating income	$475,477	504,030	462,959	457,372	473,453
Diluted net operating earnings per common share	3.50	3.76	3.45	3.41	3.54
Return on (annualized):
Average tangible assets	1.23%	1.34%	1.27%	1.29%	1.35%
Average tangible common equity	15.98%	17.54%	16.68%	17.05%	17.53%
Efficiency ratio	59.7%	57.7%	58.4%	60.3%	54.6%

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2021	2021	2021	2021	2020
Nonaccrual loans	$2,060,083	2,242,263	2,242,057	1,957,106	1,893,299
Real estate and other foreclosed assets	23,901	24,786	27,902	29,797	34,668
Total nonperforming assets	$2,083,984	2,267,049	2,269,959	1,986,903	1,927,967
Accruing loans past due 90 days or more (4)	$963,399	1,026,080	1,077,227	1,084,553	859,208
Government guaranteed loans included in totals above:
Nonaccrual loans	$51,429	47,358	49,796	51,668	48,820
Accruing loans past due 90 days or more	927,788	947,091	1,029,331	1,044,599	798,121
Renegotiated loans	$230,408	242,955	236,377	242,121	238,994
Nonaccrual loans to total net loans	2.22%	2.40%	2.31%	1.97%	1.92%
Allowance for credit losses to total loans	1.58%	1.62%	1.62%	1.65%	1.76%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Predominantly residential real estate loans.

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2021	2020	Change	2021	2020	Change
Interest income	$958,518	1,038,890	-8%	$3,938,784	4,192,712	-6%
Interest expense	24,725	49,610	-50	114,006	326,395	-65
Net interest income	933,793	989,280	-6	3,824,778	3,866,317	-1
Provision for credit losses	(15,000)	75,000	-120	(75,000)	800,000	-109
Net interest income after provision for credit losses	948,793	914,280	4	3,899,778	3,066,317	27
Other income
Mortgage banking revenues	139,267	140,441	-1	571,329	566,641	1
Service charges on deposit accounts	105,392	95,817	10	402,113	370,788	8
Trust income	168,827	151,314	12	644,716	601,884	7
Brokerage services income	18,923	12,234	55	62,791	47,428	32
Trading account and foreign exchange gains	6,027	7,204	-16	24,376	40,536	-40
Gain (loss) on bank investment securities	1,426	1,619	-12	(21,220)	(9,421)	—
Other revenues from operations	138,775	142,621	-3	482,889	470,588	3
Total other income	578,637	551,250	5	2,166,994	2,088,444	4
Other expense
Salaries and employee benefits	515,043	476,110	8	2,045,677	1,950,692	5
Equipment and net occupancy	82,641	84,228	-2	326,698	322,037	1
Outside data processing and software	78,814	68,034	16	291,839	258,480	13
FDIC assessments	18,830	15,204	24	69,704	53,803	30
Advertising and marketing	21,228	17,832	19	64,428	61,904	4
Printing, postage and supplies	8,140	8,335	-2	36,507	39,869	-8
Amortization of core deposit and other intangible assets	1,954	3,129	-38	10,167	14,869	-32
Other costs of operations	200,850	172,136	17	766,603	683,586	12
Total other expense	927,500	845,008	10	3,611,623	3,385,240	7
Income before income taxes	599,930	620,522	-3	2,455,149	1,769,521	39
Applicable income taxes	141,962	149,382	-5	596,403	416,369	43
Net income	$457,968	471,140	-3%	$1,858,746	1,353,152	37%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2021	2021	2021	2021	2020
Interest income	$958,518	992,946	970,358	1,016,962	1,038,890
Interest expense	24,725	25,696	28,018	35,567	49,610
Net interest income	933,793	967,250	942,340	981,395	989,280
Provision for credit losses	(15,000)	(20,000)	(15,000)	(25,000)	75,000
Net interest income after provision for credit losses	948,793	987,250	957,340	1,006,395	914,280
Other income
Mortgage banking revenues	139,267	159,995	133,313	138,754	140,441
Service charges on deposit accounts	105,392	105,426	98,518	92,777	95,817
Trust income	168,827	156,876	162,991	156,022	151,314
Brokerage services income	18,923	20,490	10,265	13,113	12,234
Trading account and foreign exchange gains	6,027	5,563	6,502	6,284	7,204
Gain (loss) on bank investment securities	1,426	291	(10,655)	(12,282)	1,619
Other revenues from operations	138,775	120,485	112,699	110,930	142,621
Total other income	578,637	569,126	513,633	505,598	551,250
Other expense
Salaries and employee benefits	515,043	510,422	479,134	541,078	476,110
Equipment and net occupancy	82,641	80,738	80,848	82,471	84,228
Outside data processing and software	78,814	72,782	74,492	65,751	68,034
FDIC assessments	18,830	18,810	17,876	14,188	15,204
Advertising and marketing	21,228	15,208	13,364	14,628	17,832
Printing, postage and supplies	8,140	7,917	11,133	9,317	8,335
Amortization of core deposit and other intangible assets	1,954	2,738	2,737	2,738	3,129
Other costs of operations	200,850	190,719	185,761	189,273	172,136
Total other expense	927,500	899,334	865,345	919,444	845,008
Income before income taxes	599,930	657,042	605,628	592,549	620,522
Applicable income taxes	141,962	161,582	147,559	145,300	149,382
Net income	$457,968	495,460	458,069	447,249	471,140

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2021	2020	Change
ASSETS
Cash and due from banks	$1,337,577	1,552,743	-14%
Interest-bearing deposits at banks	41,872,304	23,663,810	77
Trading account	468,031	1,068,581	-56
Investment securities	7,155,860	7,045,697	2
Loans and leases:
Commercial, financial, etc.	23,473,324	27,574,564	-15
Real estate - commercial	35,389,730	37,637,889	-6
Real estate - consumer	16,074,445	16,752,993	-4
Consumer	17,974,953	16,570,421	8
Total loans and leases, net of unearned discount	92,912,452	98,535,867	-6
Less: allowance for credit losses	1,469,226	1,736,387	-15
Net loans and leases	91,443,226	96,799,480	-6
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	3,998	14,165	-72
Other assets	8,233,052	7,863,517	5
Total assets	$155,107,160	142,601,105	9%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$60,131,480	47,572,884	26%
Interest-bearing deposits	71,411,929	71,580,750	—
Deposits at Cayman Islands office	—	652,104	-100
Total deposits	131,543,409	119,805,738	10
Short-term borrowings	47,046	59,482	-21
Accrued interest and other liabilities	2,127,931	2,166,409	-2
Long-term borrowings	3,485,369	4,382,193	-20
Total liabilities	137,203,755	126,413,822	9
Shareholders' equity:
Preferred	1,750,000	1,250,000	40
Common	16,153,405	14,937,283	8
Total shareholders' equity	17,903,405	16,187,283	11
Total liabilities and shareholders' equity	$155,107,160	142,601,105	9%

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2021	2021	2021	2021	2020
ASSETS
Cash and due from banks	$1,337,577	1,479,712	1,410,468	1,258,989	1,552,743
Interest-bearing deposits at banks	41,872,304	38,445,788	33,864,824	31,407,227	23,663,810
Federal funds sold	—	—	—	1,000	—
Trading account	468,031	624,556	712,558	687,359	1,068,581
Investment securities	7,155,860	6,447,622	6,143,177	6,610,667	7,045,697
Loans and leases:
Commercial, financial, etc.	23,473,324	22,514,940	25,409,291	27,811,190	27,574,564
Real estate - commercial	35,389,730	37,023,952	37,558,775	37,425,974	37,637,889
Real estate - consumer	16,074,445	16,209,354	16,704,951	17,349,683	16,752,993
Consumer	17,974,953	17,834,648	17,440,415	16,712,233	16,570,421
Total loans and leases, net of unearned discount	92,912,452	93,582,894	97,113,432	99,299,080	98,535,867
Less: allowance for credit losses	1,469,226	1,515,024	1,575,128	1,636,206	1,736,387
Net loans and leases	91,443,226	92,067,870	95,538,304	97,662,874	96,799,480
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	3,998	5,952	8,690	11,427	14,165
Other assets	8,233,052	8,236,582	8,351,574	8,248,405	7,863,517
Total assets	$155,107,160	151,901,194	150,622,707	150,481,060	142,601,105

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$60,131,480	56,542,309	55,621,230	53,641,419	47,572,884
Interest-bearing deposits	71,411,929	72,158,987	72,647,542	74,193,255	71,580,750
Deposits at Cayman Islands office	—	—	—	641,691	652,104
Total deposits	131,543,409	128,701,296	128,268,772	128,476,365	119,805,738
Short-term borrowings	47,046	103,548	91,235	58,957	59,482
Accrued interest and other liabilities	2,127,931	2,067,188	2,042,948	2,000,727	2,166,409
Long-term borrowings	3,485,369	3,500,391	3,499,448	3,498,503	4,382,193
Total liabilities	137,203,755	134,372,423	133,902,403	134,034,552	126,413,822
Shareholders' equity:
Preferred	1,750,000	1,750,000	1,250,000	1,250,000	1,250,000
Common	16,153,405	15,778,771	15,470,304	15,196,508	14,937,283
Total shareholders' equity	17,903,405	17,528,771	16,720,304	16,446,508	16,187,283
Total liabilities and shareholders' equity	$155,107,160	151,901,194	150,622,707	150,481,060	142,601,105

16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2021 from		December 31,				Change
Dollars in millions	2021		2020		2021		December 31,	September 30,	2021		2020		in
	Balance	Rate	Balance	Rate	Balance	Rate	2020	2021	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$44,316	.15%	22,206	.10%	39,036	.15%	100%	14%	$35,829	.13%	15,329	.21%	134%
Federal funds sold and agreements to resell securities	—	.47	3,799	.12	—	.47	-100	—	167	.12	2,717	.26	-94
Trading account	50	1.62	50	1.97	51	2.71	1	-2	50	1.89	53	2.10	-5
Investment securities	6,804	2.12	7,195	2.25	6,019	2.19	-5	13	6,409	2.20	8,165	2.16	-22
Loans and leases, net of unearned discount
Commercial, financial, etc.	22,330	3.65	27,713	3.56	23,730	3.96	-19	-6	25,191	3.58	27,520	3.42	-8
Real estate - commercial	36,717	3.89	37,707	4.15	37,547	3.87	-3	-2	37,321	3.96	36,986	4.39	1
Real estate - consumer	16,290	3.53	16,761	3.56	16,379	3.59	-3	-1	16,770	3.55	16,215	3.82	3
Consumer	17,913	4.31	16,485	4.78	17,658	4.34	9	1	17,331	4.43	15,884	4.92	9
Total loans and leases, net	93,250	3.87	98,666	4.01	95,314	3.95	-5	-2	96,613	3.90	96,605	4.13	—
Total earning assets	144,420	2.64	131,916	3.15	140,420	2.82	9	3	139,068	2.84	122,869	3.43	13
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible assets	5		16		7		-69	-34	8		21		-59
Other assets	8,704		8,038		9,017		8	-3	9,000		7,997		13
Total assets	$157,722		144,563		154,037		9%	2%	$152,669		135,480		13%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$70,518	.04	69,133	.11	70,976	.04	2%	-1%	$70,879	.05	63,590	.23	11%
Time deposits	2,914	.40	4,113	.97	3,061	.46	-29	-5	3,263	.57	4,960	1.34	-34
Deposits at Cayman Islands office	—	—	826	.11	—	—	-100	—	181	.11	1,117	.36	-84
Total interest-bearing deposits	73,432	.05	74,072	.16	74,037	.06	-1	-1	74,323	.07	69,667	.31	7
Short-term borrowings	58	.01	64	.01	91	.01	-9	-37	68	.01	62	.05	11
Long-term borrowings	3,441	1.77	5,294	1.47	3,431	1.75	-35	—	3,537	1.76	5,803	1.88	-39
Total interest-bearing liabilities	76,931	.12	79,430	.25	77,559	.14	-3	-1	77,928	.14	75,532	.43	3
Noninterest-bearing deposits	61,012		46,904		57,218		30	7	55,666		41,683		34
Other liabilities	2,166		2,016		2,151		7	1	2,166		2,274		-5
Total liabilities	140,109		128,350		136,928		9	2	135,760		119,489		14
Shareholders' equity	17,613		16,213		17,109		9	3	16,909		15,991		6
Total liabilities and shareholders' equity	$157,722		144,563		154,037		9%	2%	$152,669		135,480		13%

Net interest spread		2.52		2.90		2.68				2.70		3.00
Contribution of interest-free funds		.06		.10		.06				.06		.16
Net interest margin		2.58%		3.00%		2.74%				2.76%		3.16%

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2021	2020	2021	2020
Income statement data
In thousands, except per share
Net income
Net income	$457,968	471,140	1,858,746	1,353,152
Amortization of core deposit and other intangible assets (1)	1,447	2,313	7,532	10,993
Merger-related expenses (1)	16,062	—	33,560	—
Net operating income	$475,477	473,453	1,899,838	1,364,145

Earnings per common share
Diluted earnings per common share	$3.37	3.52	13.80	9.94
Amortization of core deposit and other intangible assets (1)	.01	.02	.06	.08
Merger-related expenses (1)	.12	—	.25	—
Diluted net operating earnings per common share	$3.50	3.54	14.11	10.02

Other expense
Other expense	$927,500	845,008	3,611,623	3,385,240
Amortization of core deposit and other intangible assets	(1,954)	(3,129)	(10,167)	(14,869)
Merger-related expenses	(21,190)	—	(43,860)	—
Noninterest operating expense	$904,356	841,879	3,557,596	3,370,371
Merger-related expenses
Salaries and employee benefits	$112	—	176	—
Equipment and net occupancy	340	—	341	—
Outside data processing and software	250	—	1,119	—
Advertising and marketing	337	—	866	—
Printing, postage and supplies	186	—	2,965	—
Other costs of operations	19,965	—	38,393	—
Other expense	$21,190	—	43,860	—
Efficiency ratio
Noninterest operating expense (numerator)	$904,356	841,879	3,557,596	3,370,371
Taxable-equivalent net interest income	$937,356	993,252	3,839,509	3,883,605
Other income	578,637	551,250	2,166,994	2,088,444
Less: Gain (loss) on bank investment securities	1,426	1,619	(21,220)	(9,421)
Denominator	$1,514,567	1,542,883	6,027,723	5,981,470
Efficiency ratio	59.7%	54.6%	59.0%	56.3%
Balance sheet data
In millions
Average assets
Average assets	$157,722	144,563	152,669	135,480
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(5)	(16)	(8)	(21)
Deferred taxes	1	4	2	5
Average tangible assets	$153,125	139,958	148,070	130,871
Average common equity
Average total equity	$17,613	16,213	16,909	15,991
Preferred stock	(1,750)	(1,250)	(1,438)	(1,250)
Average common equity	15,863	14,963	15,471	14,741
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(5)	(16)	(8)	(21)
Deferred taxes	1	4	2	5
Average tangible common equity	$11,266	10,358	10,872	10,132
At end of quarter
Total assets
Total assets	$155,107	142,601
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(4)	(14)
Deferred taxes	1	4
Total tangible assets	$150,511	137,998
Total common equity
Total equity	$17,903	16,187
Preferred stock	(1,750)	(1,250)
Common equity	16,153	14,937
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(4)	(14)
Deferred taxes	1	4
Total tangible common equity	$11,557	10,334

(1)	After any related tax effect.

18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Income statement data
In thousands, except per share
Net income
Net income	$457,968	495,460	458,069	447,249	471,140
Amortization of core deposit and other intangible assets (1)	1,447	2,028	2,023	2,034	2,313
Merger-related expenses (1)	16,062	6,542	2,867	8,089	—
Net operating income	$475,477	504,030	462,959	457,372	473,453

Earnings per common share
Diluted earnings per common share	$3.37	3.69	3.41	3.33	3.52
Amortization of core deposit and other intangible assets (1)	.01	.02	.02	.02	.02
Merger-related expenses (1)	.12	.05	.02	.06	—
Diluted net operating earnings per common share	$3.50	3.76	3.45	3.41	3.54

Other expense
Other expense	$927,500	899,334	865,345	919,444	845,008
Amortization of core deposit and other intangible assets	(1,954)	(2,738)	(2,737)	(2,738)	(3,129)
Merger-related expenses	(21,190)	(8,826)	(3,893)	(9,951)	—
Noninterest operating expense	$904,356	887,770	858,715	906,755	841,879
Merger-related expenses
Salaries and employee benefits	$112	60	4	—	—
Equipment and net occupancy	340	1	—	—	—
Outside data processing and software	250	625	244	—	—
Advertising and marketing	337	505	24	—	—
Printing, postage and supplies	186	730	2,049	—	—
Other costs of operations	19,965	6,905	1,572	9,951	—
Other expense	$21,190	8,826	3,893	9,951	—
Efficiency ratio
Noninterest operating expense (numerator)	$904,356	887,770	858,715	906,755	841,879
Taxable-equivalent net interest income	$937,356	970,953	946,072	985,128	993,252
Other income	578,637	569,126	513,633	505,598	551,250
Less: Gain (loss) on bank investment securities	1,426	291	(10,655)	(12,282)	1,619
Denominator	$1,514,567	1,539,788	1,470,360	1,503,008	1,542,883
Efficiency ratio	59.7%	57.7%	58.4%	60.3%	54.6%
Balance sheet data
In millions
Average assets
Average assets	$157,722	154,037	150,641	148,157	144,563
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(5)	(7)	(10)	(13)	(16)
Deferred taxes	1	2	3	3	4
Average tangible assets	$153,125	149,439	146,041	143,554	139,958
Average common equity
Average total equity	$17,613	17,109	16,571	16,327	16,213
Preferred stock	(1,750)	(1,495)	(1,250)	(1,250)	(1,250)
Average common equity	15,863	15,614	15,321	15,077	14,963
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(5)	(7)	(10)	(13)	(16)
Deferred taxes	1	2	3	3	4
Average tangible common equity	$11,266	11,016	10,721	10,474	10,358
At end of quarter
Total assets
Total assets	$155,107	151,901	150,623	150,481	142,601
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(4)	(6)	(9)	(12)	(14)
Deferred taxes	1	2	2	3	4
Total tangible assets	$150,511	147,304	146,023	145,879	137,998
Total common equity
Total equity	$17,903	17,529	16,720	16,447	16,187
Preferred stock	(1,750)	(1,750)	(1,250)	(1,250)	(1,250)
Common equity	16,153	15,779	15,470	15,197	14,937
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(4)	(6)	(9)	(12)	(14)
Deferred taxes	1	2	2	3	4
Total tangible common equity	$11,557	11,182	10,870	10,595	10,334

(1)	After any related tax effect.